LAW OFFICE OF C. RICHARD ROPKA, L.L.C.

C. Richard Ropka, LLM (Tax) †

215 Fries Mill Road

Turnersville, New Jersey 08012

†  Admitted to practice in US Supreme Court,

(856) 374-1744

     US District Court & US Tax Court

(1-866) 272-8505 (Fax)

December 30, 2013

Archer Investment Series Trust

Trustees of the Archer Investment Series Trust

c/o Archer Investment Corporation

9000 Keystone Crossing, Suite 630

Indianapolis, IN 46240

Re: Opinion of Counsel Relating to the Amended Registration Statement Filed on Form N-1A under the Securities Act of 1933

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 4 to the Archer Investment Series Trust Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Very truly yours,

Law Office of C. Richard Ropka, LLC

By:   /s/  C. Richard Ropka, Esq.

C. Richard Ropka, Esq.